UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2005

CYGNUS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18962 (Commission File Number)	94-2978092 (IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California (Address of Principal Executive Offices)	94063-4719 (Zip Code)

Registrant’s telephone number, including area code (650) 369-4300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 901. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 8.01 Other Events.

     On March 16, 2005, Cygnus, Inc. (“Cygnus”) issued an earnings release announcing its financial results for the year ended December 31, 2004. A copy of Cygnus’ earnings release is attached hereto as Exhibit 99.1.

Stockholders of Cygnus are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders can obtain free copies of the proxy statement and other relevant documents when they become available by contacting Cygnus, Inc., 400 Penobscot Drive, Redwood City, CA 94063-4719. In addition, documents filed with the SEC by Cygnus will be available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Cygnus in connection with the transaction, and their direct and indirect interest, by security holding or otherwise, in the solicitation, will be set forth in a proxy statement that will be filed by Cygnus with the SEC.

Item 901. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release by Cygnus, Inc. dated March 16, 2005 referred to in Item 5 above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: March 16, 2005	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release by Cygnus, Inc. dated March 16, 2005